Exhibit 99.1

QuinStreet Reports Results for Third Quarter Fiscal Year 2023

•
Record quarterly revenue of $173 million, up 15% YoY, exceeding outlook
•
Strong early beginning to auto insurance re-ramp
•
Non-insurance revenue up 34% YoY, representing 58% of total
•
Adjusted EBITDA of $9 million, up 30% YoY, exceeding outlook

FOSTER CITY, CA – May 3, 2023 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal third quarter ended March 31, 2023.

For the fiscal third quarter, the Company reported revenue of $172.7 million and grew 15% year-over-year.

GAAP net loss for the fiscal third quarter was $0.5 million, or ($0.01) per diluted share. Adjusted net income was $6.1 million, or $0.11 per diluted share.

Adjusted EBITDA for the fiscal third quarter was $9.0 million.

“Fiscal Q3 results were strong,” commented Doug Valenti, CEO of QuinStreet. “We delivered record quarterly revenue. Adjusted EBITDA jumped to $9 million in the quarter. The results reflect our strong core business, the continued broadening of our footprint, and the financial resilience and leverage of our business model. Auto insurance revenue surged in the quarter, growing 53% sequentially, as carrier clients began the early stages of their ramp back from pandemic and inflation challenges. Non-insurance revenue grew 34% year-over-year and was 58% of total, reflecting continued good progress on our long-term growth initiatives in big new market opportunities.”

“Turning to our outlook, we expect continued strong growth in non-Insurance client verticals in FYQ4, and beyond. We expect auto insurance revenue to decline sequentially in FYQ4, as carriers are unexpectedly pausing to assess the results of the recent surge, and to continue to adjust to complex market conditions. The long arc of auto insurance spending is still up and to the right. Carriers will continue to adjust and adapt, and marketing budgets will continue to shift from offline to online. Most consumers shop the digital channel, and performance marketing, pioneered and enabled by QuinStreet, is the most efficient spend for advanced marketers.”

“For full fiscal year 2023, which ends in June, we expect revenue of $575 to $580 million. We expect positive adjusted EBITDA in FYQ4, and that adjusted EBITDA for full fiscal year 2023 will be between $16 and $17 million. We have also begun the detailed planning process for our fiscal year 2024, which begins in July. We expect revenue and adjusted EBITDA to grow at double digit rates in fiscal 2024, and that we will be strongly cash flow positive.”

“Our longer-term outlook has never been better. We expect double-digit annual revenue growth rates, on average, in coming years, due to continued strong performance in non-insurance businesses alone. We expect auto insurance revenue to be up and to the right, eventually returning to and exceeding FY2021 levels. We expect adjusted EBITDA to grow faster than revenue, eventually exceeding a 10% margin. Our adjusted EBITDA in March jumped to 7%, just from the early stages of the return of auto insurance revenue, demonstrating the leverage we expect in future quarters and years,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 888-886-7786 (domestic) or +1 416-764-8658 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #37080900. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net (loss) income less (benefit from) provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition and divestiture costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net (loss) income adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition and divestiture costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact from risks and uncertainties relating to the COVID-19 pandemic and its aftermath; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2023, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$62,962	$96,439
Accounts receivable, net	105,606	81,429
Prepaid expenses and other assets	8,729	4,924
Total current assets	177,297	182,792
Property and equipment, net	15,143	9,311
Operating lease right-of-use assets	4,020	6,801
Goodwill	121,141	121,141
Other intangible assets, net	41,362	49,696
Deferred tax assets, noncurrent	47,547	44,220
Other assets, noncurrent	5,969	5,948
Total assets	$412,479	$419,909
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$41,279	$42,410
Accrued liabilities	62,892	54,459
Deferred revenue	—	341
Other liabilities	8,622	12,369
Total current liabilities	112,793	109,579
Operating lease liabilities, noncurrent	1,291	3,858
Other liabilities, noncurrent	13,868	20,472
Total liabilities	127,952	133,909
Stockholders' equity:
Common stock	54	53
Additional paid-in capital	327,929	316,422
Accumulated other comprehensive loss	(267)	(261)
Accumulated deficit	(43,189)	(30,214)
Total stockholders' equity	284,527	286,000
Total liabilities and stockholders' equity	$412,479	$419,909

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net revenue	$172,671	$150,658	$450,312	$435,597
Cost of revenue (1)	155,633	136,567	412,388	393,626
Gross profit	17,038	14,091	37,924	41,971
Operating expenses: (1)
Product development	7,832	5,509	21,832	14,995
Sales and marketing	3,385	2,033	9,651	7,773
General and administrative	7,230	5,489	21,919	21,758
Operating (loss) income	(1,409)	1,060	(15,478)	(2,555)
Interest income	46	7	65	7
Interest expense	(187)	(277)	(626)	(817)
Other (expense) income, net	(12)	45	(44)	51
(Loss) income before income taxes	(1,562)	835	(16,083)	(3,314)
Benefit from income taxes	1,083	1,395	3,108	3,009
Net (loss) income	$(479)	$2,230	$(12,975)	$(305)

Net (loss) income per share:
Basic	$(0.01)	$0.04	$(0.24)	$(0.01)
Diluted	$(0.01)	$0.04	$(0.24)	$(0.01)

Weighted-average shares used in computing net (loss) income per share:
Basic	53,950	54,645	53,668	54,339
Diluted	53,950	55,536	53,668	54,339

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,006	$491	$6,238	$4,579
Product development	695	203	2,225	1,497
Sales and marketing	660	18	1,970	1,477
General and administrative	1,947	699	5,622	4,337

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Cash Flows from Operating Activities
Net (loss) income	$(479)	$2,230	$(12,975)	$(305)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,972	4,247	14,004	12,660
Provision for sales returns and doubtful accounts receivable	169	(31)	898	379
Stock-based compensation	5,308	1,411	16,055	11,890
Change in the fair value of contingent consideration	—	—	—	2,698
Non-cash lease expense	(280)	(272)	(822)	(752)
Deferred income taxes	(981)	(1,204)	(3,260)	(2,819)
Other adjustments, net	(6)	123	(147)	356
Changes in assets and liabilities:
Accounts receivable	(34,363)	(13,574)	(25,075)	9,770
Prepaid expenses and other assets	(3,238)	(473)	(3,826)	685
Accounts payable	3,113	1,463	(1,562)	(5,448)
Accrued liabilities	16,465	7,326	10,920	(8,184)
Deferred revenue	(10)	48	(341)	51
Net cash (used in) provided by operating activities	(9,330)	1,294	(6,131)	20,981
Cash Flows from Investing Activities
Capital expenditures	(485)	(1,656)	(2,038)	(2,376)
Internal software development costs	(3,031)	(1,225)	(8,496)	(3,484)
Business acquisitions, net of cash acquired	—	—	—	(1,000)
Other investing activities	—	85	(120)	85
Net cash used in investing activities	(3,516)	(2,796)	(10,654)	(6,775)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	1,409	229	3,206	1,273
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,518)	(1,065)	(4,744)	(6,566)
Post-closing payments and contingent consideration related to acquisitions	(3,184)	(3,239)	(10,408)	(9,759)
Repurchase of common stock	—	—	(4,731)	—
Net cash used in financing activities	(3,293)	(4,075)	(16,677)	(15,052)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	5	(14)	(9)
Net decrease in cash, cash equivalents and restricted cash	(16,141)	(5,572)	(33,476)	(855)
Cash, cash equivalents and restricted cash at beginning of period	79,118	115,050	96,453	110,333
Cash, cash equivalents and restricted cash at end of period	$62,977	$109,478	$62,977	$109,478
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$62,962	$109,463	$62,962	$109,463
Restricted cash included in other assets, noncurrent	15	15	15	15
Total cash, cash equivalents and restricted cash	$62,977	$109,478	$62,977	$109,478

QUINSTREET, INC.

RECONCILIATION OF NET (LOSS) INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net (loss) income	$(479)	$2,230	$(12,975)	$(305)
Amortization of intangible assets	2,808	2,820	8,454	8,773
Stock-based compensation	5,308	1,411	16,055	11,890
Acquisition and divestiture costs	—	51	32	516
Contingent consideration adjustment	—	—	—	2,698
Litigation settlement expense	6	—	6	—
Tax settlement expense	—	—	39	516
Restructuring costs	102	122	183	222
Tax impact of non-GAAP items	(1,597)	(1,738)	(4,012)	(6,776)
Adjusted net income	$6,148	$4,896	$7,782	$17,534
Adjusted diluted net income per share	$0.11	$0.09	$0.14	$0.31
Weighted average shares used in computing adjusted diluted net income per share	55,680	55,536	54,952	55,665

QUINSTREET, INC.

RECONCILIATION OF NET (LOSS) INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net (loss) income	$(479)	$2,230	$(12,975)	$(305)
Interest and other expense, net	153	225	605	759
Benefit from income taxes	(1,083)	(1,395)	(3,108)	(3,009)
Depreciation and amortization	4,972	4,247	14,004	12,660
Stock-based compensation	5,308	1,411	16,055	11,890
Acquisition and divestiture costs	—	51	32	516
Contingent consideration adjustment	—	—	—	2,698
Litigation settlement expense	6	—	6	—
Tax settlement expense	—	—	39	516
Restructuring costs	102	122	183	222
Adjusted EBITDA	$8,979	$6,891	$14,841	$25,947

QUINSTREET, INC.

RECONCILIATION OF CASH (USED IN) PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net cash (used in) provided by operating activities	$(9,330)	$1,294	$(6,131)	$20,981
Capital expenditures	(485)	(1,656)	(2,038)	(2,376)
Internal software development costs	(3,031)	(1,225)	(8,496)	(3,484)
Free cash flow	(12,846)	(1,587)	(16,665)	15,121
Changes in operating assets and liabilities	18,032	5,210	19,884	3,126
Normalized free cash flow	$5,186	$3,623	$3,219	$18,247

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net revenue:
Financial Services	$120,219	$108,277	$304,520	$316,347
Home Services	50,289	40,704	139,997	114,510
Other Revenue	2,163	1,677	5,795	4,740
Total net revenue	$172,671	$150,658	$450,312	$435,597